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                                                           Exhibit (e)(3)

                                                [PROTECTION ADVANTAGE SELECT(R)]
                                               VARIABLE UNIVERSAL LIFE INSURANCE
                                                     SUPPLEMENTAL APPLICATION

THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK ("USL")

Home Office: New York, NY
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(THIS SUPPLEMENT MUST ACCOMPANY THE APPROPRIATE APPLICATION FOR LIFE INSURANCE.)
The supplement and the application will be attached to and made part of the policy.

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APPLICANT INFORMATION - SUPPLEMENT TO THE APPLICATION ON THE LIFE OF
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     [JOHN DOE]                         [04/01/13]
     --------------------------------   ---------------------------------------
     Name of proposed insured           Date of application for life insurance

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INITIAL ALLOCATION PERCENTAGES
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INVESTMENT OPTIONS  In the "Premium Allocation" column, indicate how each premium received is to be allocated. In the "Deduction Allocation" column, indicate which investment options are to be used for the deduction of monthly account charges.
                    TOTAL ALLOCATIONS IN EACH COLUMN MUST EQUAL 100%. USE WHOLE PERCENTAGES ONLY.

                                               PREMIUM   DEDUCTION                                            PREMIUM    DEDUCTION
                                              ALLOCATION ALLOCATION                                          ALLOCATION  ALLOCATION
                                              ---------- ----------                                          ----------  ----------
  USL DECLARED FIXED INTEREST ACCOUNT (242)       [100]%     [100]%   MFS(R) VARIABLE INSURANCE TRUST
[THE ALGER PORTFOLIOS                                                 New Discovery* (360)                      _______%   _______%
  Capital Appreciation (342)                    _______%   _______%   Research (359)                            _______%   _______%
  AMERICAN CENTURY(R) VARIABLE PORTFOLIOS, INC.                       NEUBERGER BERMAN ADVISERS MANAGEMENT
                                                                       TRUST
  American Century VP Value (343)               _______%   _______%   Mid Cap Growth (361)                      _______%   _______%
  AMERICAN FUNDS INSURANCE SERIES(R)                                  OPPENHEIMER VARIABLE ACCOUNT FUNDS
  Asset Allocation/SM/ (449)                    _______%   _______%   Global Fund/VA* (363)                     _______%   _______%
  Global Growth/SM/* (450)                      _______%   _______%   PIMCO VARIABLE INSURANCE TRUST
  Growth/SM/ (451)                              _______%   _______%   CommodityRealReturn(R) Strategy* (367)    _______%   _______%
  Growth-Income/SM/ (452)                       _______%   _______%   Global Bond (446)                         _______%   _______%
  High-Income Bond/SM/ (453)                    _______%   _______%   Real Return (365)                         _______%   _______%
  International/SM/* (454)                      _______%   _______%   Short-Term (364)                          _______%   _______%
  ANCHOR SERIES TRUST                                                 Total Return (366)                        _______%   _______%
  Capital Appreciation (455)                    _______%   _______%   SEASONS SERIES TRUST
  Government and Quality Bond (456)             _______%   _______%   Mid Cap Value (458)                       _______%   _______%
  FIDELITY VARIABLE INSURANCE PRODUCTS                                SUNAMERICA SERIES TRUST
  Contrafund(R) (347)                           _______%   _______%   Balanced (371)                            _______%   _______%
  Equity-Income (345)                           _______%   _______%   VALIC COMPANY I
  Growth (346)                                  _______%   _______%   Dynamic Allocation* (464)                 _______%   _______%
  Mid Cap (349)                                 _______%   _______%   Emerging Economies* (459)                 _______%   _______%
  Money Market (457)                            _______%   _______%   Foreign Value* (460)                      _______%   _______%
  FRANKLIN TEMPLETON VARIABLE INSURANCE                               International Equities* (373)             _______%   _______%
  PRODUCTS TRUST                                                      Mid Cap Index (374)                       _______%   _______%
  Franklin Small Cap Value Securities* (356)    _______%   _______%   Nasdaq-100(R) Index (376)                 _______%   _______%
  Mutual Shares Securities (354)                _______%   _______%   Science & Technology* (379)               _______%   _______%
  INVESCO VARIABLE INSURANCE FUNDS                                    Small Cap Index* (378)                    _______%   _______%
  Global Real Estate* (440)                     _______%   _______%   Stock Index (377)                         _______%   _______%
  Growth and Income (382)                       _______%   _______%   VALIC COMPANY II
  International Growth* (340)                   _______%   _______%   Mid Cap Value (461)                       _______%   _______%
  JANUS ASPEN SERIES                                                  Socially Responsible (462)                _______%   _______%
  Enterprise (358)                              _______%   _______%   Strategic Bond (463)                      _______%   _______%]
  Forty (442)                                   _______%   _______%   OTHER:__________________________          _______%   _______%
  JPMORGAN INSURANCE TRUST                                                                                          100%       100%
  Core Bond (925)                               _______%   _______% [*If you select the Guaranteed Minimum Death Benefit (GMDB)
  International Equity* (443)                   _______%   _______%  rider there are investment requirements for these investment options. Please refer to the prospectus or sales illustration.]

AGLC102803-NY Rev0413           Page 1 of 4

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DOLLAR COST AVERAGING (DCA)
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
DOLLAR COST         ($5,000 MINIMUM BEGINNING ACCUMULATION VALUE) An amount can be systematically transferred
AVERAGING (DCA)     from ANY ONE INVESTMENT OPTION and directed to one or more of the investment options below. The USL Declared Fixed Interest Account is not available for DCA. Please refer to the prospectus for more information on the DCA option.

                    NOTE: DCA IS NOT AVAILABLE IF THE AUTOMATIC REBALANCING OPTION OR GMDB RIDER HAVE BEEN CHOSEN.

                    Day of the month for transfers:        (Choose a day of the month between 1-28.)
                    -------------------------------------  ----------------------------------------
                    Frequency of transfers:  [ ] Monthly    [ ] Quarterly    [ ] Semiannually    [ ] Annually
                    ----------------------   ------------   --------------   -----------------   -------------
                    DCA to be made from the following investment option:
                    ----------------------------------------------------    ----------------------------------
                    Transfer $                              ($100 MINIMUM, WHOLE DOLLARS ONLY)
                    -------------------------------------    -------------------------------------------------

[THE ALGER PORTFOLIOS                                              MFS(R) VARIABLE INSURANCE TRUST
 Capital Appreciation (342)                       $____________    New Discovery (360)                      $____________
 AMERICAN CENTURY(R) VARIABLE PORTFOLIOS, INC.                     Research (359)                           $____________
 American Century VP Value (343)                  $____________    NEUBERGER BERMAN ADVISERS
 AMERICAN FUNDS INSURANCE SERIES(R)                                MANAGEMENT TRUST
 Asset Allocation/SM/ (449)                       $____________    Mid Cap Growth (361)                     $____________
 Global Growth/SM/ (450)                          $____________    OPPENHEIMER VARIABLE ACCOUNT FUNDS
 Growth/SM/ (451)                                 $____________    Global Fund/VA (363)                     $____________
 Growth-Income/SM/ (452)                          $____________    PIMCO VARIABLE INSURANCE TRUST
 High-Income Bond/SM/ (453)                       $____________    CommodityRealReturn(R) Strategy (367)    $____________
 International/SM/ (454)                          $____________    Global Bond (446)                        $____________
 ANCHOR SERIES TRUST                                               Real Return (365)                        $____________
 Capital Appreciation (455)                       $____________    Short-Term (364)                         $____________
 Government and Quality Bond (456)                $____________    Total Return (366)                       $____________
 FIDELITY VARIABLE INSURANCE PRODUCTS                              SEASONS SERIES TRUST
 Contrafund(R) (347)                              $____________    Mid Cap Value (458)                      $____________
 Equity-Income (345)                              $____________    SUNAMERICA SERIES TRUST
 Growth (346)                                     $____________    Balanced (371)                           $____________
 Mid Cap (349)                                    $____________    VALIC COMPANY I
 Money Market (457)                               $____________    Dynamic Allocation (464)                 $____________
 FRANKLIN TEMPLETON VARIABLE INSURANCE                             Emerging Economies (459)                 $____________
 PRODUCTS TRUST                                                    Foreign Value (460)                      $____________
 Franklin Small Cap Value Securities (356)        $____________    International Equities (373)             $____________
 Mutual Shares Securities (354)                   $____________    Mid Cap Index (374)                      $____________
 INVESCO VARIABLE INSURANCE FUNDS                                  Nasdaq-100(R) Index (376)                $____________
 Global Real Estate (440)                         $____________    Science & Technology (379)               $____________
 Growth and Income (382)                          $____________    Small Cap Index (378)                    $____________
 International Growth (340)                       $____________    Stock Index (377)                        $____________
 JANUS ASPEN SERIES                                                VALIC COMPANY II
 Enterprise (358)                                 $____________    Mid Cap Value (461)                      $____________
 Forty (442)                                      $____________    Socially Responsible (462)               $____________
 JPMORGAN INSURANCE TRUST                                          Strategic Bond (463)                     $____________]
 Core Bond (925)                                  $____________    OTHER:                                   $____________
 International Equity (443)                       $____________

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AUTOMATIC REBALANCING
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
AUTOMATIC        ($5,000 MINIMUM BEGINNING ACCUMULATION VALUE) Variable division assets will be automatically
REBALANCING       rebalanced based on the premium percentages designated on Page 1 of this form. If the USL
                  Declared Fixed Interest Account has been designated for premium allocation, the rebalancing will be based on the proportion allocated to the variable divisions. Please refer to the prospectus for more information on the Automatic Rebalancing option.

                  CHECK HERE FOR AUTOMATIC REBALANCING FREQUENCY:     [ ] Quarterly    [ ] Semiannually    [ ] Annually
                  -------------------------------------------------   --------------   -----------------   -------------
                  NOTE: AUTOMATIC REBALANCING IS NOT AVAILABLE IF THE DCA OPTION HAS BEEN CHOSEN. AUTOMATIC REBALANCING
                        IS REQUIRED IF THE GMDB RIDER HAS BEEN SELECTED.

AGLC102803-NY Rev0413                                  Page 2 of 4

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
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MODIFIED ENDOWMENT CONTRACT
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CONTRACT             If any premium payment causes the policy to be classified as a modified endowment contract under Section 7702A of the Internal Revenue Code, there may be potentially adverse tax consequences. Such consequences include: (1)
                     withdrawals or loans being taxed to the extent of gain; and (2) a 10% penalty tax on the taxable amount. In order to avoid modified endowment status, I request any excess premium that could cause such status to be refunded. [X] YES [ ] NO

AUTHORIZATION FOR TRANSACTIONS

INITIAL APPROPRIATE  I (or we, if Joint Owners), hereby authorize USL to act on e-service instructions, if elected, to transfer
BOX HERE:            values among the variable divisions and the USL Declared Fixed Interest Account and to change allocations for future premium payments and monthly deductions given by:

                     [  ] Policy Owner(s) - if Joint Owners, either of us acting independently.

                     [  ] Policy Owner(s) or the Agent/Registered Representative who is appointed to represent USL and the firm authorized to service my policy.


                     USL and any person designated by this authorization will not be responsible for any claim, loss or expense based upon e-service instructions received and acted on in good faith, including losses due to e-service communication errors. USL's liability for erroneous transfers and allocations, unless clearly contrary to instructions received, will be limited to correction of the allocations on a current basis. If an error, objection or other claim arises due to an e-service instruction, I will notify USL in writing within five working days from receipt of confirmation of the transaction from USL. I understand that this authorization is subject to the terms and provisions of my variable universal life insurance policy and its related prospectus.
                     This authorization will remain in effect until my written notice of its revocation is received by USL at its home office.

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SUITABILITY
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ALL QUESTIONS MUST   1. Have you, the Proposed Insured or Owner (if different), received the variable universal
BE ANSWERED.            life insurance policy prospectus and the investment choices brochure describing the
                        investment options?                                                                       [X] yes   [ ] no

                     2. Do you understand and acknowledge:

                        a. THAT THE POLICY APPLIED FOR IS VARIABLE, EMPLOYS THE USE OF SEGREGATED ACCOUNTS
                           WHICH MEANS THAT YOU NEED TO RECEIVE AND UNDERSTAND CURRENT PROSPECTUSES FOR THE
                           POLICY AND THE UNDERLYING ACCOUNTS?                                                    [X] yes   [ ] no

                        b. THAT ANY BENEFITS, VALUES OR PAYMENTS BASED ON PERFORMANCE OF THE SEGREGATED
                           ACCOUNTS MAY VARY: AND

                           (1) ARE NOT GUARANTEED BY USL, ANY OTHER INSURANCE COMPANY, THE U.S. GOVERNMENT OR
                               ANY STATE GOVERNMENT?                                                              [X] yes   [ ] no

                           (2) ARE NOT FEDERALLY INSURED BY THE FDIC, THE FEDERAL RESERVE BOARD OR ANY OTHER
                               AGENCY, FEDERAL OR STATE?                                                          [X] yes   [ ] no

                        c. THAT IN ESSENCE, ALL RISK IS BORNE BY THE OWNER EXCEPT FOR FUNDS PLACED IN THE USL
                           DECLARED FIXED INTEREST ACCOUNT?                                                       [X] yes   [ ] no

                        d. THAT THE POLICY IS DESIGNED TO PROVIDE LIFE INSURANCE COVERAGE AND TO ALLOW FOR THE
                           ACCUMULATION OF VALUES IN THE SEGREGATED ACCOUNTS?                                     [X] yes   [ ] no

                        e. THE AMOUNT OR DURATION OF THE DEATH BENEFIT MAY INCREASE OR DECREASE, DEPENDING ON
                           THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT?                                     [X] yes   [ ] no

                        f. THE POLICY VALUES MAY INCREASE OR DECREASE, DEPENDING ON THE INVESTMENT EXPERIENCE
                           OF THE SEPARATE ACCOUNT, THE USL DECLARED FIXED INTEREST ACCOUNT ACCUMULATION, AND
                           CERTAIN EXPENSE DEDUCTIONS?                                                            [X] yes   [ ] no

                        g. THAT AT ANY TIME WHILE THE POLICY IS IN FORCE YOU MAY REQUEST FROM US AN
                           ILLUSTRATION OF BENEFITS, INCLUDING DEATH BENEFITS, POLICY VALUES AND CASH SURRENDER
                           VALUES?                                                                                [X] yes   [ ] no

                     3. Do you believe the Policy you selected meets your insurance and investment objectives
                        and your anticipated financial needs?                                                     [X] yes   [ ] no

AGLC102803-NY Rev0413                 Page 3 of 4

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
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ELECTRONIC DELIVERY CONSENT
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                     The United States Life Insurance Company in the City of New York ("USL") is capable of providing contract and investment option prospectuses, supplements, statements of additional information, and reports via
                     e-mail. In order to deliver these documents via e-mail, we must obtain your consent to this type of delivery format.

                     This consent authorizes USL, with respect to USL's variable universal life insurance policies, to deliver the following communications via e-mail:

                      . Contract prospectuses and supplements
                      . Investment option prospectuses and supplements
                      . Statements of additional information
                      . Annual and semi-annual investment option reports

                     This consent to delivery by e-mail has no expiration date. You may change or cancel your consent at any time by writing to us at The United States Life Insurance Company in the City of New York,[P.O. Box 4880,
                     Houston, Texas 77210-4880, Attn: Policy Owner Services.]You may also receive a paper copy of any communication at no additional charge by writing to us at the above address.

                     In order to participate in this delivery method, you must have access to the following:

                      . Browser software, such as Microsoft Internet Explorer, or equivalent
                      . Communication access to the Internet

                     Should you wish to print materials that have been delivered via e-mail, you must also have access to a printer. Materials will be published using Portable Document Format (PDF). In order to view PDF documents, you must have Adobe Acrobat Reader software, which is available for download free-of-charge from
                     http://www.adobe.com/products/acrobat/readstep2.html.

                     We reserve the right to mail paper copies instead of providing electronic delivery. In the event that e-mail delivery is unsuccessful, we will mail paper copies. You must notify us every time you change your e-mail address.

                     Your e-mail address will be used solely for USL's database management regarding the electronic delivery of the communications listed above. Your e-mail address will not be sold or distributed to third parties.

                     By signing this consent, I acknowledge that I have read and understand all of the above-mentioned terms and conditions of this enrollment.

                     I consent to receive electronic delivery of the documents specified above.
                     ___________________   _________________________________________________________________________________________
                      Initials of Owner      Please provide your e-mail address

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SIGNATURES
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                            [Anytown, USA]
SIGNATURES            --------------------------------------------------------------------------------------------------------------
                       Signed at (city, state)

                      --------------------------------------------------------------------------------------------------------------
                       Print name of Broker/Dealer

                             [Mary Smith]                                                                                 [04/01/13]
                     X------------------------------------------------------------------------  -------------------------- --------
                       Registered representative                                                 State license #           Date

                             [John Doe]                                                                                   [04/01/13]
                     X---------------------------------------------------------------------------------------------------- --------
                       Primary proposed insured                                                                             Date

                             [John Doe]                                                                                   [04/01/13]
                     X---------------------------------------------------------------------------------------------------- --------
                       Owner (IF DIFFERENT FROM PROPOSED INSURED)                                                          Date

                     X---------------------------------------------------------------------------------------------------- --------
                       Joint Owner (IF APPLICABLE)                                                                         Date

AGLC102803-NY Rev0413                 Page 4 of 4